UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2005

POWER EFFICIENCY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-31805	22-3337365
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Paradise Road, Suite 283, Las Vegas, NV		89109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 697-0377

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.  Other Events

The Registrant entered into an employment and compensation agreement with Steven Strasser, the Registrant’s current Chief Executive Officer, effective June 1, 2005.  The agreement is for a term of five years, with a base salary for 2005 of $275,000 with annual increases of at least 5% of the current year’s base salary and bonuses at the discretion of the compensation committee of the board of directors.   During the first year of the Agreement, and amount equal to $215,000 of the base salary shall be paid by grant of stock options under the Registrant’s 2000 Stock Option and Restricted Stock Plan to purchase 1,612,500 shares of the Registrant’s common stock, par value $0.001 per share, vesting in equal quarterly installments over the year ending June 1, 2006, and the remaining $60,000 of the base salary is to be paid in cash.  The agreement with Mr. Strasser also provides, among other things, for reimbursement of certain business expenses and for certain payments to be made to Mr. Strasser in the event of a change of control.  Mr. Strasser also received 1,818,180 incentive stock options which will vest over a five year period and have an exercise price of $0.22, and 1,181,820 non-qualified stock options which will vest over a five year period and have an exercise price of $0.20. The agreement also provides for certain non-competition and nondisclosure covenants. A copy of Mr. Strasser’s employment agreement is filed as an exhibit to this 8-K.

The Registrant entered into an employment and compensation agreement with John (BJ) Lackland, the Registrant’s current Chief Financial Officer and Chief Operating Officer, effective June 1, 2005.  The agreement is for a term of five years, with a base salary for 2005 of $175,000 with annual increases of at least 5% of the current year’s base salary and bonuses at the discretion of the compensation committee of the board of directors.   During the first year of the Agreement, and amount equal to $55,000 of the base salary shall be paid by grant of stock options under the Registrant’s 2000 Stock Option and Restricted Stock Plan to purchase 412,500 shares of the Registrant’s common stock, par value $0.001 per share, vesting in equal quarterly installments over the year ending June 1, 2006, and the remaining $120,000 of the base salary is to be paid in cash.  The agreement with Mr. Lackland also provides, among other things, for reimbursement of certain business expenses and for certain payments to be made to Mr. Lackland in the event of a change of control.  Mr. Lackland also received 1,733,750 incentive stock options which will vest over a five year period and have an exercise price of $0.20, and 66,250 non-qualified stock options which will vest on June 1, 2006 and have an exercise price of $0.20. The agreement also provides for certain non-competition and nondisclosure covenants. A copy of Mr. Lackland’s employment agreement is filed as an exhibit to this 8-K.

The Registrant entered into an employment and compensation agreement with Nicholas Anderson, the Registrant’s current Chief Technology Officer, effective June 1, 2005.  The agreement is for a term of five years, with a base salary for 2005 of $210,000 with annual increases of at least 5% of the current year’s base salary and bonuses at the discretion of the compensation committee of the board of directors.   The agreement with Mr. Anderson also provides, among other things, for reimbursement of certain business expenses and for certain payments to be made to Mr. Anderson in the event of a change of control.  Mr. Anderson also received 2,000,000 incentive stock options which will vest over a five year period and have an exercise price of $0.20. The agreement also provides for certain non-competition and nondisclosure covenants. This employment and compensation agreement supersedes Mr. Anderson’s employment agreements dated April 1, 2001 and salary reduction agreement dated October 20, 2004.  A copy of Mr. Anderson’s employment agreement is filed as an exhibit to this 8-K.

Item 9.01.  Exhibits

Description of Document		Location
8.1	Employment Agreement with Steven Strasser dated June 1, 2005 and signed July 8, 2005.	Filed herewith.
8.2	Employment Agreement with John (BJ) Lackland dated June 1, 2005 and signed July 8, 2005.	Filed herewith.
8.3	Employment Agreement with Nicholas Anderson dated June 1, 2005 and signed July 8. 2005.	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER EFFICIENCY CORPORATION
(Registrant)
By:	/s/ Steven Strasser
Steven Strasser, CEO
Date: July 13, 2005